SAMOYED ENERGY CORP.

Form of Lock-Up Agreement

April __, 2008

Samoyed Energy Corp.
2440, 10303 Jasper Avenue
Edmonton, AB T5J 3N6

Re: Samoyed Energy Corp - Lock-Up Agreement

Dear Sirs:

This Lock-Up Agreement is being delivered to you in connection with the Stock Exchange Agreement (the "Exchange Agreement"), dated as of April __, 2008 by and among Samoyed Energy Corp. (the "Company") and the shareholders of Advanced Voice Recognition Systems, Inc. (“AVRS”), with respect to the issuance of 140,000,000 shares of the Company’s common stock (the “Common Stock”) in exchange for all of the shares of the common stock of AVRS (the “Stock Exchange”). The Stock Exchange will take place at the closing on the Closing Date (as defined in the Exchange Agreement). This Lock-Up Agreement, fully executed by the holders of shares of Common Stock owned by the persons in amounts set forth in Appendix 1 (collectively, the “Lock-Up Shares”), is to be delivered to the Company on or before the Closing Date and is a condition of the Stock Exchange.

To induce the AVRS shareholders to close the Stock Exchange contemplated by the Exchange Agreement, the undersigned agrees that commencing on the Closing Date and ending on a date one year from the Closing Date (the "Lock-Up Period"), the undersigned will not, without the written consent of the Company, (i) sell, offer to sell, contract or agree to sell, hypothecate, hedge, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of the Lock-Up Shares, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the U.S. Securities and Exchange Commission, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of the Lock-Up Shares, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the U.S. Securities and Exchange Commission, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, (collectively, the "Undersigned’s Lock-Up Shares"). This Lock-Up Agreement shall not apply to any shares of Common Stock acquired by the undersigned on the open market or otherwise after the Closing Date.

To facilitate this Lock-Up Agreement, on or before the Closing Date, the undersigned shareholder shall deliver to ____________ (the “Broker”) the stock certificate(s) representing the Undersigned’s Lock-Up Shares. The Broker shall provide a monthly statement to the Company (or another recipient designated in writing by the Company) setting forth the aggregate number of Lock-Up Shares in the Broker’s possession. The Broker hereby agrees that it will at all times during the Lock-Up Period retain possession of, and control over, the Undersigned’s Lock-Up Shares, unless Broker is instructed in writing by the Company that the Broker may relinquish its possession of, and control over, the Undersigned’s Lock-Up Shares. Promptly following the end of the Lock-Up Period, Broker shall deliver to the undersigned the Undersigned’s Lock-Up Shares then in the Broker’s possession and under the Broker’s control.

The foregoing restriction is expressly agreed to preclude the undersigned or any affiliate of the undersigned from engaging in, without the written consent of the Company, any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Lock-Up Shares even if the Undersigned’s Lock-Up Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Lock-Up Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Lock-Up Shares.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Lock-Up Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clauses (i) and (ii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Lock-Up Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Lock-Up Shares except in compliance with the foregoing restrictions.

The undersigned understands and agrees that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which shall be considered one and the same instrument.

This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Colorado, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Colorado to be applied. In furtherance of the foregoing, the internal laws of the State of Colorado will control the interpretation and construction of this Lock-Up Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

No provision of this Lock-Up Agreement may be amended or waived without the written consent of the Company.

Very truly yours,

________________________________________
Authorized Signature

________________________________________
Print Exact Name of Stockholder

________________________________________
Title

Agreed to and Acknowledged:

SAMOYED ENERGY CORP.

By:
Name: Title:

BROKER:

[________________________]

By:

Name:
Title:

APPENDIX 1

Name of Shareholder	Number of Shares